Exhibit 99.1

Paycom Software, Inc. Reports Fourth Quarter and Year-End 2021 Results

Full Year Revenues of $1,055.5 million, up 25.4% year-over-year

Full Year Annual Revenue Retention Rate increased to 94%

Full Year GAAP Net Income of $196.0 million, representing 18.6% of total revenues, or $3.37 per diluted share

Full Year Adjusted EBITDA of $419.3 million, representing 39.7% of total revenues

Fourth Quarter Revenues of $285.0 million, up 29.0% year-over-year

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter and year ended December 31, 2021.

“We delivered very strong results in 2021, reflecting outstanding execution and robust demand for Paycom’s differentiated solution,” said Paycom’s founder and CEO, Chad Richison. “Our employee usage strategy, where employees are now able to do their own payroll with Beti™, helped deliver record annual revenue retention. Combining this with the momentum we are seeing and the sales and marketing investments we've made, we believe we are set up to deliver strong, high-margin revenue growth for years to come.”

Financial Highlights for the Fourth Quarter of 2021

Total Revenues of $285.0 million represented a 29.0% increase compared to total revenues of $220.9 million in the same period last year. Recurring revenues of $280.0 million increased 29.2% from the comparable prior year period, and constituted 98.3% of total revenues.

GAAP Net Income was $48.7 million, or $0.84 per diluted share, compared to GAAP net income of $24.4 million, or $0.42 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $64.4 million, or $1.11 per diluted share, compared to $49.1 million, or $0.84 per diluted share, in the same period last year.

Adjusted EBITDA1 was $109.6 million, compared to $84.2 million in the same period last year.

Cash and Cash Equivalents were $278.0 million as of December 31, 2021, compared to $151.7 million as of December 31, 2020.

Total Debt, Net was $29.2 million as of December 31, 2021, compared to $30.9 million as of December 31, 2020.

Financial Highlights for the Full Year 2021

Total Revenues of $1,055.5 million represented a 25.4% increase compared to total revenues of $841.4 million last year. Recurring revenues of $1,036.7 million increased 25.5% from last year, and constituted 98.2% of total revenues.

GAAP Net Income was $196.0 million, or $3.37 per diluted share, compared to GAAP net income of $143.5 million, or $2.46 per diluted share, last year.

Non-GAAP Net Income1 was $260.4 million, or $4.48 per diluted share, compared to $203.5 million, or $3.49 per diluted share, last year.

Adjusted EBITDA1 was $419.3 million, compared to $330.8 million last year.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Business Highlights

•	Paycom increased its annual revenue retention rate to a record 94% in 2021, up from 93% in the prior year.
•	Beti was awarded a Top HR Product of the year honor.
•	Paycom earned its second Top 20 ranking in Top Workplaces USA and a top five ranking in Oklahoma, its ninth-consecutive year on the list. Paycom was also named a Best Company for Women.
•

Full year total client count expanded to 33,875 as of December 31, 2021, up 9% from the prior year-end. On a parent company grouping basis, client count as of December 31, 2021, expanded to 17,703, up 10% from the prior year-end.

•	Opened five new outside sales offices between September 2021 and January 2022, located in Manhattan, Jacksonville, Las Vegas, New England and South Jersey.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending March 31, 2022 and the year ending December 31, 2022:

Quarter Ending March 31, 2022:

Total Revenues in the range of $342 million to $344 million.

Adjusted EBITDA in the range of $161 million to $163 million.

Year Ending December 31, 2022:

Total Revenues in the range of $1.314 billion to $1.316 billion.

Adjusted EBITDA in the range of $524 million to $526 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward-looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, are not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items. Further, we have not reconciled the forward-looking adjusted gross margin range discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, the forward-looking adjusted gross margin range to gross margin and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth plus adjusted EBITDA margin, or the “Rule of 65.” Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile the “Rule of 65” to a comparable GAAP measure without unreasonable effort.

Impact of the COVID-19 Pandemic

During the fourth quarter of 2021, the majority of our employees returned to our offices. We may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees and clients. Business continuity and safety has and will continue to guide our workplace arrangements. Although we currently have some insight with respect to the effects of the COVID-19 pandemic to date, it is not possible at this time to estimate the full impact that the pandemic could continue to have on our business and results of operations.

•

The COVID-19 pandemic has resulted in, and may continue to result in, headcount fluctuations across our client base. Because we charge our clients on a per-employee basis for certain services we provide, headcount fluctuations at our clients impacts our recurring revenue. The negative effects on our client revenue of lower headcount resulting from the pandemic were more than offset by headcount additions from new clients added since the beginning of the pandemic and modestly improved headcount levels among our pre-pandemic client base beginning in the second quarter of 2021. We expect that our recurring revenue in future periods will continue to be impacted by such headcount fluctuations.

•

Despite growth in the number of clients in our base and growth in our average funds held for clients balance, significantly lower average interest rates during 2021 as compared to 2020 had a negative effect on interest earned on funds held for clients and, consequently, recurring revenue growth in the three and twelve months ended December 31, 2021.

•

Our solution allows clients to seamlessly manage and communicate with their remote workforces. In a work-from-home environment, our clients have recognized the benefits of our focus on employee usage, as well as the strengths and advantages of our single database solution.

•

While our sales force continues to conduct meetings with current and prospective clients virtually, as prospective clients begin to take meetings in-person, we expect our sales process to include a combination of virtual and in-person meetings.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin and “Rule of 65”. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, (viii) “Rule of 65” as revenue growth (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)) and (ix) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, February 8, 2022, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (844) 200-6205 (domestic) or (929) 526-1599 (international) and provide 302991 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (866) 813-9403 (domestic) or +44 (204) 525-0658 (international) until February 15, 2022. The replay passcode is 172314.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our corporate headquarters and other facilities; the expected impact on our consolidated financial statements of new accounting pronouncements; our plans to repurchase shares of our common stock through a stock repurchase plan; our expected income tax rate for future periods; and the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations, cash flows, financial condition and liquidity. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K. We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)
(unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$277,978	$151,710
Accounts receivable	9,490	9,130
Prepaid expenses	23,729	17,854
Inventory	1,131	1,151
Income tax receivable	16,413	10,447
Deferred contract costs	76,724	60,819
Current assets before funds held for clients	405,465	251,111
Funds held for clients	1,846,573	1,613,494
Total current assets	2,252,038	1,864,605
Property and equipment, net	348,953	285,218
Intangible assets, net	58,028	319
Goodwill	51,889	51,889
Long-term deferred contract costs	461,852	371,357
Other assets	42,385	34,524
Total assets	$3,215,145	$2,607,912
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,772	$6,787
Accrued commissions and bonuses	22,357	13,703
Accrued payroll and vacation	34,259	24,529
Deferred revenue	16,277	13,567
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	63,397	44,175
Current liabilities before client funds obligation	143,837	104,536
Client funds obligation	1,846,573	1,613,494
Total current liabilities	1,990,410	1,718,030
Deferred income tax liabilities, net	145,504	112,598
Long-term deferred revenue	85,149	73,259
Net long-term debt, less current portion	27,380	29,119
Other long-term liabilities	72,988	19,263
Total long-term liabilities	331,021	234,239
Total liabilities	2,321,431	1,952,269
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,298 and 61,861 shares issued at December 31, 2021 and December 31, 2020, respectively; 58,012 and 57,739 shares outstanding at December 31, 2021 and December 31, 2020, respectively)	623	618
Additional paid-in capital	465,594	357,908
Retained earnings	915,579	719,619
Treasury stock, at cost (4,286 and 4,122 shares at December 31, 2021 and December 31, 2020, respectively)	(488,082)	(422,502)
Total stockholders' equity	893,714	655,643
Total liabilities and stockholders' equity	$3,215,145	$2,607,912

Paycom Software, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Recurring	$280,026	$216,747	$1,036,691	$825,856
Implementation and other	4,960	4,200	18,833	15,578
Total revenues	284,986	220,947	1,055,524	841,434
Cost of revenues
Operating expenses	37,863	26,127	130,475	97,778
Depreciation and amortization	8,660	6,903	31,411	25,768
Total cost of revenues	46,523	33,030	161,886	123,546
Administrative expenses
Sales and marketing	75,509	62,488	275,994	235,716
Research and development	34,414	25,073	118,426	90,244
General and administrative	49,606	56,713	209,840	178,200
Depreciation and amortization	10,308	7,396	35,811	27,605
Total administrative expenses	169,837	151,670	640,071	531,765
Total operating expenses	216,360	184,700	801,957	655,311
Operating income	68,626	36,247	253,567	186,123
Interest expense	—	—	—	(19)
Other income (expense), net	1,376	354	2,395	(168)
Income before income taxes	70,002	36,601	255,962	185,936
Provision for income taxes	21,315	12,234	60,002	42,483
Net income	$48,687	$24,367	$195,960	$143,453
Earnings per share, basic	$0.84	$0.42	$3.39	$2.49
Earnings per share, diluted	$0.84	$0.42	$3.37	$2.46
Weighted average shares outstanding:
Basic	58,007	57,653	57,885	57,620
Diluted	58,238	58,214	58,191	58,285

Paycom Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net income	$195,960	$143,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,222	53,373
Accretion of discount on available-for-sale securities	(452)	(1,563)
Non-cash marketing expense	1,051	—
Loss on disposition of property and equipment	146	—
Amortization of debt issuance costs	36	36
Stock-based compensation expense	97,506	90,108
Cash paid for derivative settlement	(741)	(613)
(Gain)/loss on derivative	(662)	1,993
Deferred income taxes, net	32,906	21,381
Changes in operating assets and liabilities:
Accounts receivable	(360)	168
Prepaid expenses	(5,875)	(4,293)
Inventory	481	(41)
Other assets	(7,862)	(1,720)
Deferred contract costs	(103,356)	(89,776)
Accounts payable	(660)	1,529
Income taxes, net	(5,966)	(6,427)
Accrued commissions and bonuses	8,654	1,360
Accrued payroll and vacation	9,730	9,659
Deferred revenue	14,600	10,582
Accrued expenses and other current liabilities	17,004	(2,002)
Net cash provided by operating activities	319,362	227,207
Cash flows from investing activities
Purchases of short-term investments from funds held for clients	(398,819)	(332,756)
Proceeds from maturities of short-term investments from funds held for clients	267,341	308,981
Purchases of intangible assets	(5,500)	—
Purchases of property and equipment	(120,692)	(94,102)
Net cash used in investing activities	(257,670)	(117,877)
Cash flows from financing activities
Repurchases of common stock	—	(52,040)
Withholding taxes paid related to net share settlements	(65,580)	(62,811)
Payments on long-term debt	(1,775)	(1,775)
Net change in client funds obligation	233,079	(49,283)
Net cash provided by (used in) financing activities	165,724	(165,909)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	227,416	(56,579)
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	1,585,275	1,641,854
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,812,691	$1,585,275

Paycom Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2021	2020
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$277,978	$151,710
Restricted cash included in funds held for clients	1,534,713	1,433,565
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,812,691	$1,585,275

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$2	$—
Cash paid for income taxes	$33,068	$27,530
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$7,581	$837
Stock-based compensation for capitalized software	$7,141	$6,655
Right of use assets obtained in exchange for operating lease liabilities	$14,141	$9,693

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income to adjusted EBITDA:
Net income	$48,687	$24,367	$195,960	$143,453
Interest expense	—	—	—	19
Provision for income taxes	21,315	12,234	60,002	42,483
Depreciation and amortization	18,968	14,299	67,222	53,373
EBITDA	88,970	50,900	323,184	239,328
Non-cash stock-based compensation expense	21,142	33,577	97,506	90,108
Change in fair value of interest rate swap	(540)	(238)	(1,403)	1,380
Adjusted EBITDA	$109,572	$84,239	$419,287	$330,816
Net income margin	17.1%	11.0%	18.6%	17.0%
Adjusted EBITDA margin	38.4%	38.1%	39.7%	39.3%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income to non-GAAP net income:
Net income	$48,687	$24,367	$195,960	$143,453
Non-cash stock-based compensation expense	21,142	33,577	97,506	90,108
Change in fair value of interest rate swap	(540)	(238)	(1,403)	1,380
Income tax effect on non-GAAP adjustments	(4,854)	(8,613)	(31,652)	(31,415)
Non-GAAP net income	$64,435	$49,093	$260,411	$203,526

Weighted average shares outstanding:
Basic	58,007	57,653	57,885	57,620
Diluted	58,238	58,214	58,191	58,285

Earnings per share, basic	$0.84	$0.42	$3.39	$2.49
Earnings per share, diluted	$0.84	$0.42	$3.37	$2.46
Non-GAAP net income per share, basic	$1.11	$0.85	$4.50	$3.53
Non-GAAP net income per share, diluted	$1.11	$0.84	$4.48	$3.49

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.84	$0.42	$3.39	$2.49
Non-cash stock-based compensation expense	0.36	0.58	1.68	1.56
Change in fair value of interest rate swap	(0.01)	—	(0.02)	0.02
Income tax effect on non-GAAP adjustments	(0.08)	(0.15)	(0.55)	(0.54)
Non-GAAP net income per share, basic	$1.11	$0.85	$4.50	$3.53

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.84	$0.42	$3.37	$2.46
Non-cash stock-based compensation expense	0.36	0.58	1.68	1.55
Change in fair value of interest rate swap	(0.01)	—	(0.02)	0.02
Income tax effect on non-GAAP adjustments	(0.08)	(0.16)	(0.55)	(0.54)
Non-GAAP net income per share, diluted	$1.11	$0.84	$4.48	$3.49

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Adjusted gross profit:
Total revenues	$284,986	$220,947	$1,055,524	$841,434
Less: Total cost of revenues	(46,523)	(33,030)	(161,886)	(123,546)
Total gross profit	238,463	187,917	893,638	717,888
Plus: Non-cash stock-based compensation expense	1,189	1,027	4,570	5,185
Total adjusted gross profit	$239,652	$188,944	$898,208	$723,073
Gross margin	83.7%	85.1%	84.7%	85.3%
Adjusted gross margin	84.1%	85.5%	85.1%	85.9%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Adjusted sales and marketing expenses:
Sales and marketing expenses	$75,509	$62,488	$275,994	$235,716
Less: Non-cash stock-based compensation expense	(3,234)	(3,581)	(13,801)	(14,376)
Adjusted sales and marketing expenses	$72,275	$58,907	$262,193	$221,340

Total revenues	$284,986	$220,947	$1,055,524	$841,434
Sales and marketing expenses as a % of revenues	26.5%	28.3%	26.1%	28.0%
Adjusted sales and marketing expenses as a % of revenues	25.4%	26.7%	24.8%	26.3%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Adjusted total administrative expenses:
Total administrative expenses	$169,837	$151,670	$640,071	$531,765
Less: Non-cash stock-based compensation expense	(19,953)	(32,550)	(92,936)	(84,923)
Adjusted total administrative expenses	$149,884	$119,120	$547,135	$446,842

Total revenues	$284,986	$220,947	$1,055,524	$841,434
Total administrative expenses as a % of revenues	59.6%	68.6%	60.6%	63.2%
Adjusted total administrative expenses as a % of revenues	52.6%	53.9%	51.8%	53.1%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Adjusted research and development expenses:
Research and development expenses	$34,414	$25,073	$118,426	$90,244
Less: Non-cash stock-based compensation expense	(2,133)	(1,837)	(7,527)	(9,107)
Adjusted research and development expenses	$32,281	$23,236	$110,899	$81,137

Total revenues	$284,986	$220,947	$1,055,524	$841,434
Research and development expenses as a % of revenues	12.1%	11.3%	11.2%	10.7%
Adjusted research and development expenses as a % of revenues	11.3%	10.5%	10.5%	9.6%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Total research and development costs:
Capitalized research and development costs	$13,716	$11,341	$52,876	$43,789
Research and development expenses	34,414	25,073	118,426	90,244
Total research and development costs	$48,130	$36,414	$171,302	$134,033

Total revenues	$284,986	$220,947	$1,055,524	$841,434
Total research and development costs as a % of revenues	16.9%	16.5%	16.2%	15.9%

Adjusted total research and development costs:
Total research and development costs	$48,130	$36,414	$171,302	$134,033
Less: Capitalized non-cash stock-based compensation	(2,033)	(1,371)	(7,141)	(6,655)
Less: Non-cash stock-based compensation expense	(2,133)	(1,837)	(7,527)	(9,107)
Adjusted total research and development costs	$43,964	$33,206	$156,634	$118,271

Total revenues	$284,986	$220,947	$1,055,524	$841,434
Adjusted total research and development costs as a % of revenues	15.4%	15.0%	14.8%	14.1%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Non-cash stock-based compensation expense:
Operating expenses	$1,189	$1,027	$4,570	$5,185
Sales and marketing	3,234	3,581	13,801	14,376
Research and development	2,133	1,837	7,527	9,107
General and administrative	14,586	27,132	71,608	61,440
Total non-cash stock-based compensation expense	$21,142	$33,577	$97,506	$90,108

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.